SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2008

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

ITEM 1.01. Entry into Stock Purchase Agreement to Acquire Southern Security Life Insurance Company.

On August 13, 2008, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company (“Security National Life”), entered into a stock purchase agreement (the "Stock Purchase Agreement") with Southern Security Life Insurance Company, a Mississippi domiciled insurance company ("Southern Security"), and its shareholders to purchase all of the outstanding shares of common stock of Southern Security from its shareholders.  Under the terms of the transaction, Security National Life agrees to pay to the shareholders of Southern Security purchase consideration equal to the capital and surplus of Southern Security as of the date that Security National Life assumes administrative control over Southern Security, plus the interest maintenance reserve and the asset valuation reserve of Southern Security as of the administrative control date, plus an allowance not to exceed $100,000 for the actual losses experienced by Southern Security in excess of $100,000 in the second quarter ended June 30, 2008, less certain adjustments.

As of December 31, 2007, Southern Security had 24,323 policies in force and approximately 393 agents.  For the year ended December 31, 2007, Southern Security had revenues of $4,231,000 and a net loss of $496,000.  As of December 31, 2007, the statutory assets and the capital and surplus of Southern Security were $24,402,000 and $758,000, respectively.  As of June 30, 2008, the statutory assets and the capital and surplus of Southern Security were 24,780,000 and $713,000, respectively.

As adjustments to the purchase consideration, the shareholders of Southern Security agree at closing to deposit $175,000 of the purchase consideration into an interest bearing escrow account to pay the amount of any adjustments required under the terms of the agreement.  The shareholders additionally agree to deposit $537,000 of the purchase consideration into an interest bearing escrow account, representing about 50% of the total outstanding balances on two loans that Southern Security had made in the form of promissory notes, which notes are secured by funeral home properties in Senatobia, Mississippi and Collins, Mississippi.  The escrow agent will be instructed to release to the shareholders on a pro rata basis an amount equal to the combined principal reduction of the promissory notes that has occurred during the preceding August 1 through July 31 period, until such time as the $537,000 deposit, including any accrued interest, has been paid to the shareholders.  However, no payments will be made to the shareholders from the deposit if either of the notes is in default.

As further adjustments, Southern Security agrees to transfer its interest in a certain trust, known as the Nowell Legacy Trust, to the shareholders at closing and the purchase consideration to be paid to the shareholders will be reduced by the admitted value of the trust as reflected in the financial statements of Southern Security on the date that Security National Life assumes administrative control over Southern Security under the terms of the Stock Purchase Agreement.  Finally, the shareholders have warranted in the Stock Purchase Agreement that the properties shown on the annual statement are owned free and clear of any liens and encumbrances and that the loans disclosed in the annual statement conform with the rules and regulations in Mississippi for admissibility.  The purchase consideration will be adjusted to the extent that the shareholder warranties are not completely accurate.

The Stock Purchase Agreement further provides that Security National Life and Southern Security each agree to enter into a reinsurance agreement contemporaneous with the execution of such Stock Purchase Agreement.  Under the terms of this reinsurance agreement, Security National Life is required to reinsure all of the in-force and future insurance liabilities of Southern Security.   Security National Life will also assume complete administrative control of all of the then current and future insurance related business operations of Southern Security at such time as Security National Life notifies Southern Security in writing that it is capable of assuming administrative control of such insurance related business operations.  The determination of when Security National Life is capable of assuming administrative control over the insurance related business operations of Southern Security shall be made by Security National Life in its sole discretion, but no later than September 1, 2008.  Administrative control is to include control over day–to-day business expenses, trade, debt, locations of business operations, employees, employee compensation, compensation to offices and directors, cash flow, deposits and bank accounts.  Upon assuming administrative control, Security National Life will be given access to the records, files and computer systems of Southern Security and will have the right to transfer or move such records, files and computer systems to other offices and locations in which Security National transacts business.

On August 13, 2008, in furtherance of the requirements of the Stock Purchase Agreement, Security National Life and Southern Security entered into a reinsurance agreement (the “Reinsurance Agreement”) to reinsure the majority of the in force business of Southern Security, as reinsurer, to the extent permitted by the Mississippi Department of Insurance.  Under the terms of the Reinsurance Agreement, Security National Life is required to pay a ceding commission to Southern Security in the amount of $1,500,000.  The Reinsurance Agreement is  subject to approval by the Mississippi Department of Insurance.

As a result of the Reinsurance Agreement, certain insurance business and operations of Southern Security will be transferred to Security National Life, including all policies in force as of the administrative control date.  Any future business by Southern Security would be covered by this Reinsurance Agreement.  It is estimated that as of September 1, 2008, when Security National Life is required to assume administrative control of the insurance related business operations of Southern Security, approximately $23,600,000 in assets and liabilities will be transferred from Southern Security to Security National Life pursuant to the Reinsurance Agreement.  Following the completion of the stock purchase transaction, Southern Security will continue to sell and service life insurance, annuity products, and funeral plan insurance.

The shareholders further agree pursuant to the terms of the Stock Purchase Agreement that after the closing of the transaction they will not induce any policyholder to terminate any policy issued by Southern Security.  Moreover, the shareholders agree that all policyholder lists, insurance applications, policyholder information, knowledge of business operations and sales methods, and all other materials of Southern Security are the property of Southern Security and that such information and property may not be used by any of the shareholders without written approval by Security National Life.  The agreement expressly allows Russ Nowell, who is currently president of Southern Security, to engage in the insurance business, including to sell or solicit new policies on behalf of any competitor of Southern Security or Security National Life, including new policies to existing policyholders, provided that no replacement of in-force policies occurs and Mr. Nowell does not solicit existing policyholders of Southern Security concerning in-force policies or utilize information gained as an officer  of Southern Security to solicit existing policyholders regarding in-force business.  In the event any shareholder breaches any of such covenants, Security National Life may obtain immediate injunctive relief prohibiting further breach of such obligations against the shareholder and such shareholder will be liable for liquidated damages in the amount of two year’s annual premium for all policies that are terminated as a result of such shareholder’s activities.

Security National Life anticipates completing the stock purchase transaction on or before October 1, 2008, or within seven days from the date the required regulatory approvals are obtained.  The obligations of Security National Life and Southern Security to complete the transaction are contingent upon satisfaction of the following conditions:

•	A complete and satisfactory review by Security National Life of the books, records and business of Southern Security; and

•
Approval of the transaction by any regulatory authorities having jurisdiction over Security National Life and Southern Security, including the insurance departments of the states of Mississippi and Utah.

ITEM 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Stock Purchase Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, and the shareholders of Southern Security Life Insurance Company.

10.2	Reinsurance Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, and the shareholders of Southern Security Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: August 21, 2008	By:	/s/ Scott M. Quist
Scott M. Quist, President
President and Chief Operating Officer